EXHIBIT 5.2

January 26, 2026

APEX Tech Acquisition Inc.

13501 Katy Freeway

Houston, TX 77079

Ladies and Gentlemen:

We are acting as counsel for APEX Tech Acquisition Inc., a Cayman Islands exempted company (the “Company”), in connection with the Registration Statement on Form S-1 pursuant to Rule 462(b) (the “Additional Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to the registration and offering of 10,000,000 units (including 1,500,000 units subject to the underwriters’ over-allotment option) (the “Units”), each Unit consisting of one ordinary share of par value USD0.0001 each, of the Company (the “Ordinary Shares” and together with the Ordinary Shares included in the Units, the “Shares”) and one right to receive one-sixth (1/6) of one Ordinary Share upon the consummation of an initial business combination (each, a “Right”). The Rights are being issued under a rights agreement between the Company and Continental Stock Transfer & Trust Company as Rights Agent (the “Rights Agreement”).  The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333- 291936, as amended (the “Registration Statement”), of the Company, filed with the Commission pursuant to the Securities Act.

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

The Units, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will constitute valid and legally binding obligations of the Company.

2.

When Units have been issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, and the Rights Agreement has been duly authorized, executed and delivered by each of the parties thereto, the Rights will constitute valid and legally binding obligations of the Company.

Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

We have assumed that neither the issuance and delivery of, nor the performance of the Company’s obligations under, the Rights or the Rights Agreement will (a) require any authorization, consent, approval or license of, or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (b) violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of its properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of its properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of its properties or (iv) any applicable law (other than the law of the State of New York as in effect on the date hereof).

We have assumed that at or prior to the time of the delivery of any of the Units the Registration Statement will have been declared effective under the Act. Our opinions set forth in this letter are limited to the law of the State of New York, as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Venture Bridge Legal LLP